Exhibit 99.1

FINAL TRANSCRIPT CorMedix Inc (CRMD US Equity)	2026-11-09

Acquisition of Heron Therapeutics by CorMedix Therapeutics

Company Participants

●	Joseph Todisco “Joe”, Chairman/CEO

Other Participants

●	Brandon Folkes, Analyst, HC Wainwright & Co

●	Jason Butler, Analyst, Citizens

●	Leonid Timashev, Analyst, RBC Capital

●	Leszek Sulewski, Analyst, Oppenheimer & Co. Inc.

●	Serge Belanger, Analyst, Needham

Presentation

Operator

Good afternoon, and welcome to the CorMedix conference call. Earlier today, CorMedix and Heron issued a joint press release announcing that the companies have entered into a definitive asset purchase agreement under which CorMedix will acquire substantially all of the assets of Heron. The press release is available on the Investors section of each company’s website. Leading the call today is Joe Todisco, Chairman and Chief Executive Officer of CorMedix. Following his prepared remarks, Joe will be available to take your questions during the Q&A session, and he will be joined by Susan Blum, Chief Financial Officer; Liz Hurlburt, EVP and Chief Operating and Commercial Officer; and Beth Zelnick Kaufman, EVP and Chief Legal and Compliance Officer and Corporate Secretary. Before we begin, I would like to remind everyone that during the call, CorMedix management may make what are known as forward-looking statements within the meaning set forth in the Private Securities Litigation Reform Act of 1995. These statements are statements other than statements of historical facts regarding management’s expectations, beliefs, goals and plans, including statements regarding the proposed acquisition by CorMedix of substantially all of the assets of Heron, the expected timing of closing, the anticipated benefits of the transaction, including expected operating cost synergies and the expectation that the transaction will be accretive to earnings and free cash flow, the potential achievement of earn-out milestones and royalty payments, the commercial potential of the acquired products, the terms, funding and availability of the Pharmakon term loan facility and CorMedix’s ability to pursue future business development transactions. Actual results may differ materially from those expressed or implied by these statements due to a number of factors, including, among others, the risk that the closing conditions aren’t satisfied, including receipt of Heron stockholder approval and/or required regulatory clearances, the ability to successfully integrate the acquired assets and realize anticipated synergies, the impact of the issuance of CorMedix common stock as consideration on our stockholders and the trading price of CorMedix common stock and the risks associated with its new term loan facility and the other risks and uncertainties described in greater detail in the joint press release and in the filings of CorMedix and Heron with the SEC, which are available free of charge on the SEC’s website. Investors should not place undue reliance on these statements, and CorMedix does not intend to update these forward-looking statements, except as required by law.

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FINAL TRANSCRIPT CorMedix Inc (CRMD US Equity)	2026-11-09

During this call, management may also refer to certain non-GAAP measures, including adjusted earnings. In connection with the proposed transaction, CorMedix has filed a current report on Form 8-K describing the transaction in greater detail. Stockholders are urged to read the 8-K and any other relevant documents filed with the SEC carefullyand in their entirety when they become available because they do and will contain important information about the proposed transaction. This call is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. It is now my pleasure to turn the call over to Joe Todisco, Chairman and Chief Executive Officer of CorMedix. Joe, please go ahead.

Questions And Answers

A - Joseph Todisco “Joe”

Thank you, Dan, and good afternoon, everyone. Today is an important day for CorMedix. This morning, we announced a definitive agreement to acquire substantially all of the assets of Heron Therapeutics, adding 4 commercial stage products, ZYNRELEF, APONVIE, CINVANTI and SUSTOL as well as assumed a multiproduct development agreement under which one NDA is currently pending at FDA. These assets are highly complementary to our hospital and acute care-focused commercial platform. The transaction has been unanimously approved by the Boards of Directors of both companies. I want to thank Craig Collard, Heron’s Chief Executive Officer, the Heron Board and the entire Heron team for their partnership in getting us to this point. We expect the transaction to be immediately accretive to earnings and free cash flow upon closing. Additionally, we also expect to generate total operating cost synergies of $45 million to $60 million on an annualized run rate basis by year-end 2027, driven by our ability to leverage our robust commercial, general administrative and public company infrastructure to support the Heron assets. We believe our experience garnered from integrating Melinta positions us well to execute an efficient integration and to realize these synergies. For those who have followed CorMedix over the last year, this transaction should look familiar. Our strategy was clear and consistent: To build a diversified portfolio of differentiated products used in institutional settings of care and to deploy our capital in a disciplined manner to fuel sustainable growth. With the acquisition of Melinta Therapeutics in 2025, we augmented our commercial, market access and medical organization that calls on hospitals, infusion centers, dialysis clinics and customers in other institutional settings of care. The Heron portfolio is synergistic and complementary to that footprint. Each of the 4 commercial products is administered in hospitals, ambulatory surgical centers or infusion centers, and they share overlapping call points with our existing business across hospital pharmacy and therapeutics committees, group purchasing organizations, integrated delivery networks and ambulatory surgical centers. Let me briefly walk through what we are acquiring. ZYNRELEF is an extended-release solution of bupivacaine and meloxicam for postoperative pain. APONVIE is an aprepitant injectable emulsion for the prevention of postoperative nausea and vomiting. Together, ZYNRELEF and APONVIE represent thefastest-growing products in the Heron portfolio, and we believe they are positioned for continued expansion in the hospital and ambulatory surgical care settings. CINVANTI, an aprepitant injectable emulsion and SUSTOL, an extended-release granisetron injection are established products for the prevention of chemotherapy-induced nausea and vomiting. In addition to these 4 commercial products, the deal perimeter includes a multiproduct licensing agreement covering development programs, including a pending NDA for an undisclosed injectable product.

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FINAL TRANSCRIPT CorMedix Inc (CRMD US Equity)	2026-11-09

Collectively, the acquired products represent an established trailing 12 months revenue base of approximately $150 million in net product revenue across acute care and hematology/oncology supportive care. We see 4 pillars to the strategic rationale for this transaction. First, scale and diversification. The Heron portfolio meaningfully expands our revenue base, further diversifies our revenue mix across acute care and hematology/oncology supportive care and provides additional strategic growth opportunities for our business. Second, commercial and operational leverage. We expect to deploy Heron’s products through our existing infrastructure, supplemented with a subset of legacy Heron employees, which supports the $45 million to $60 million in annual operating cost synergies we expect to realize in 2027 on a run rate basis. Third, growth from the acute care franchise. We view ZYNRELEF in particular, as an asset with significant untapped potential as hospitals and surgery centers increasingly adopt non-opioid approaches to postsurgical pain. And fourth, pipeline optionality. CINVANTI and SUSTOL complements our emerging presence in hematology and oncology with the upcoming PDUFA date for REZZAYO prophylaxis for which we anticipate FDA action in the first quarter of 2027. Before I walk through the transaction terms, financing and financial impact, I want to spend a moment on the Heron business and what this transaction means for Heron stakeholders. Over the past several years, the Heron team has built a portfolio of products that aim to advance the standard of care for acute care and hematology and oncology patients, and they should be proud of what they’ve accomplished. As many of you know, Heron’s Board has been conducting a review of strategic alternatives, and we are pleased that this process has resulted in today’s agreement. The transaction provides Heron meaningful upfront value through a combination of cash and CorMedix stock. At the same time, the stock component, the ZYNRELEF earn-out and the royalty on the hematology/oncology supportive care products gives Heron the opportunity to continue participating in the success of the products its team has built. Importantly, we believe CorMedix is the right home for these products. We have the scale, financial strength and institutional commercial focus to driveThe overlap in customers and call points of our 2 organizations is meaningful, and we truly see this as a 1 plus 1 equals 3 type transaction. Turning now to the terms of the transaction. Under the agreement, CorMedix will pay upfront consideration of $145 million in cash, plus approximately 14.6 million shares of CorMedix common stock. The number of shares was determined during negotiations by dividing $105 million by $7.20 per share and is fixed, subject to customary adjustment for stock splits and similar events. It will not be adjusted for changes in CorMedix’s share price prior to closing. Based on last Friday’s closing share price of $5.32 a share, the stock consideration has a value of approximately $77.6 million. In addition to the upfront consideration, Heron will be eligible to receive total earn-out payments of up to $55 million tied to calendar year 2028 ZYNRELEF net sales, $25 million if ZYNRELEF net sales equal or exceed $65 million in calendar year 2028 and an additional $30 million if ZYNRELEF net sales equal or exceed $95 million in calendar year 2028. Heron will also be eligible to receive a 5% royalty on the portion of combined annual net sales of CINVANTI, SUSTOL and the products covered by Heron’s multiproduct development license agreement that exceed $25 million for calendar years ’27, ’28 and ’29, respectively. We structured these contingent payments so that a meaningful portion of the total consideration is tied to the future performance of the acquired products, which aligns the interest of both parties -- of both companies’ shareholders. I would also note that in connection with the transaction, Rubric Capital Management, the holder of approximately $38 million of Heron’s existing convertible debt, has agreed to equitize that debt into CorMedix’s common stock. That transfer will occur under a separate agreement between Heron and Rubric from the roughly 14.9 million shares issued by CorMedix as upfront consideration and is expected to occur in 4 tranches over an extended period. Both Heron and Rubric have entered into governance agreements restricting certain actions and dictating the timing and terms on which their positions in CorMedix stock may be sold. Heron will have the right to name one new member to CorMedix Board of Directors, subject to the terms of the governance agreement. We view the alignment of Heron’s largest stakeholders behind this transaction and Heron’s representation on the CorMedixBoard as a strong endorsement and validation of the value we believe this combination can create. Turning to financing. Concurrent with signing, CorMedix entered into a new $150 million senior secured term loan facility with funds managed by Pharmakon Advisors. Under the facility, we will draw $75 million at the closing of the Heron asset acquisition, and we can draw an additional $75 million tranche at our discretion through June 30, 2028 to support future business development opportunities. We intend to fund the cash portion of the upfront consideration with a combination of the initial $75 million term loan tranche and $70 million of our existing cash on hand. Key terms of the facility, including interest rate maturity will be described in the current report on Form 8-K to be filed with the SEC. We are excited to have Pharmakon as our financing partner, and the new facility gives us flexibility through an efficient source of nondilutive capital to fund both acquisition of Heron’s assets as well as future transactions while preserving dry powder for additional strategic business development opportunities and to operate our business. In closing, this acquisition is a meaningful step forward in our strategy to build a diversified portfolio of products used in institutional settings of care, and it is a transaction we believe creates substantial value for CorMedix shareholders. Heron’s products are a natural fit for the commercial platform we have built. We have structured this transaction to be immediately accretive to earnings and free cash flow. We expect to realize $45 million to $60 million in operating cost synergies by leveraging our existing infrastructure and with $75 million in additional nondilutive capital to support over half the upfront cash consideration, we have preserved financial flexibility to invest in future business development opportunities. We look forward to welcoming the ZYNRELEF, APONVIE, APONVIE and SUSTOL franchises to CorMedix and working with Craig and the Heron team towards a successful closing. Finally, I want to thank the Heron’s employees for their dedication and hard work. Their commitment to patients and to the success of their products is what made this transaction possible, and we look forward to welcoming many of them to the CorMedix team. I would like to now open up the call for questions related to this transaction. As we queue up for questions, I respectfully request that any questions regarding third quarter financial performance, DefenCath or TDAPA add-on payments be reserved for our earnings call this upcoming Thursday, November 12.

Thank you.

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FINAL TRANSCRIPT CorMedix Inc (CRMD US Equity)	2026-11-09

Operator

We will now begin the question-and-answer session. (Operator Instructions)If you are called upon to ask your question and are listening via speakerphone in your device, please pick up your handset to ensure that your phone is not on mute when asking your question. (Operator Instructions) Our first question comes from the line of Leonid Timashev with RBC Capital Markets. Your line is open.

Q - Leonid Timashev {BIO 21758304 <GO>}

Hey, guys. Thanks for taking my question and Congrats on the transaction. Maybe just one from me. As you think about what you’ve acquired here, how does it stimulate growth for your existing products? Are there any new call points you’ve acquired that could help with the REZZAYO launch or that could help with the Melinta portfolio? Just trying to understand how much synergy there is on the existing business as well. Thanks.

A - Joseph Todisco “Joe”

Hey thanks for the question. Fair point. So I wouldn’t look at it from the standpoint of it stimulating growth of base business. I think the CINVANTI and SUSTOL franchise does give us overlap specifically with where we want to take REZZAYO. There’s relationships there that are going to be common and helpful. I don’t know that one product necessarily benefits the other, but it’s helpful to spread infrastructure and infrastructure costs across multiple products in that area. Is there anything -- was there a second part to that question, Leo?

Q - Leonid Timashev {BIO 21758304 <GO>}

No, I think you got it all. Appreciate it.

A - Joseph Todisco “Joe”

All right.

Operator

Our next question comes from the line of Brandon Folkes with H.C. Wainwright. Your line is open.

Q - Brandon Folkes {BIO 20171315 <GO>}

Hi, thanks for taking my questions and Congrats on the deal. And thank you for the guidance for 2027. Can you just talk a little bit around the diligence you did on the CINVANTI exclusivity and your assumptions in the 2027 guidance you put out and beyond CINVANTI especially in terms of generic timing as well as ASP resets, and does your guidance contemplate a CINVANTI generic for the full 12 months? And maybe just --

A - Joseph Todisco “Joe”

Okay, go ahead.

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FINAL TRANSCRIPT CorMedix Inc (CRMD US Equity)	2026-11-09

Q - Brandon Folkes {BIO 20171315 <GO>}

And then on ZYNRELEF, how are you just thinking about accelerating the curve here? Are you thinking about, I guess, an acceleration of the curve? Or do you think just given your infrastructure in the hospital, we could see a stepwise growth function in that product? Thank you.

A - Joseph Todisco “Joe”

Thanks. And I want to cover a couple of things on CINVANTI first. And we did do extensive diligence around that situation. And I want to be clear because you mentioned the word generic launch twice. Azurity is not launching a generic version of CINVANTI. They’re launching a competitive branded product that is a 505(b)(2) of CINVANTI. It will -- if and when it does launch, we’ll have its own J-code, and they will have to contract and be a competitive branded product. I would not say it’s a foregone conclusion that Azurity will win their appeal of that lower court ruling. That’s certainly something we’ve looked at quite closely. I don’t have a viewpoint on exact timing should they launch at risk. I would say there is variability in our guidance for a reason because we do recognize that there is a situation with CINVANTI. We do have a strategy in mind of how we intend to market and promote CINVANTI. Obviously, you mentioned ASP reset. We have some thoughts around that. I’m not ready today to commit to when the timing of that would occur. But we do have some other strategies as well that as we progress past closing, we’ll be in a better position to talk a little bit more publicly about. But that is a situation that we did diligence extensively. On ZYNRELEF, I wouldn’t say it’s a situation where our infrastructure is going to -- is immediately going to juice growth. We like the product. We like the fit. It is the area where I think we’ll be onboarding the most employees from Heron. That would be specific to ZYNRELEF. It is a little bit of a unique niche. We’ve done a decent amount of primary market research there. We’re going to continue to do more. We do think there are some things that we can do a little bit differently from maybe what was done in the past. And as we -- again, as we progress through closing commercialization, we’ll be in a little bit better positioned to communicate more publicly around what we’re doing.

Operator

Next question comes from the line of Les Sulewski with Oppenheimer. Your line is open.

Q - Leszek Sulewski

Good evening and Congrats on the transaction. So Joe, as you -- during your due diligence process, I’d love to hear your thoughts around each product. So first on ZYNRELEF, how are you thinking about that growth path to hit the 2028 sales earn-out target, specifically the $95 million trigger considering no pain reimbursement likely does end next year. I guess essentially, how are you thinking about the sales force expansion versus perhaps leaning into the orthopedic side? APONVIE, what’s the growth path for this asset now that the transition from Medicare pass-through to permanent J-code happened? And what are you thinking about the peak sales opportunity, if you could share any color around that? I appreciate the color around CINVANTI, but I just wanted to get your sense of is the erosion embedded into the $125 million, $150 million outlook for next year? And then lastly, on SUSTOL, is this a product that you would consider relaunching? Thank you.

A - Joseph Todisco “Joe”

Okay. So I’m still running your question. Look, I think for ZYNRELEF specifically,it’s not a coincidence that the earn-out year is 2028. We’re well cognizant of NOPAIN expiring at the end of 2027. Certainly, it’s -- for those government patients, that will be a little bit of a headwind. We do have plans around how we want to pivot ahead of that. We’re going to do the best we can to try to achieve those revenue targets and be more than happy to pay out those milestones if we can get the sales run rate up to those levels in 2028. I don’t want to talk too much today about how we’re going to -- or what areas that we are going to pivot to growth. We do see some opportunity outside of ortho today. We want to validate that a little bit more. But we think we definitely have done research and believe that there’s some opportunity there. On the APONVIE side, this is an area where our internal infrastructure, I think, can bolster the growth a little bit more. Heron historically has had a handful of folks on that product. We’re going to put a little bit more resources behind it and see if we can get a couple of percentage points more growth there and drive some additional revenue. On the CINVANTI question, yes, there is some erosion that’s baked into the bottom end of that range. Certainly, as we close, we’re going to have to get a better viewpoint of -- and watch the situation develop with Azurity and with the appeal of that litigation. But right now, I’d say that the bottom end of that range certainly builds in erosion in the CINVANTI franchise. And on SUSTOL, I’d say technically, yes, it is our intent to relaunch SUSTOL. I don’t want to commit to a timing, but that is part of what we are planning in the future.

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FINAL TRANSCRIPT CorMedix Inc (CRMD US Equity)	2026-11-09

Q - Leszek Sulewski

Thank you. Maybe I could squeeze one more, if you don’t mind. On the NDA, the additional asset with Heron, you didn’t quite discuss it, but is this something that’s competitive or perhaps in addition to what’s currently available? Or is this a cannibalizing asset?

A - Joseph Todisco “Joe”

Yeah, I don’t want to talk too much about this. I’ll say it’s a -- what I will say is the 505(b) (2) NDA. We have diligenced it. We think it has a decent possibility of getting first cycle approval in 2027. Once we close and again, get more clarity around that situation, we’ll provide a little bit more color. But for now, it’s not baked into the guidance numbers for this ’27.

Q - Leszek Sulewski

Great. Thank you.

Operator

Next question comes from the line of Jason Butler with Citizens. Your line is open.

Q - Jason Butler {BIO 16252082 <GO>}

Hi, thanks for taking the questions and Joe, could I just ask you to expand a little bit more on where you think there’s overlap with your current prescriber base for the current portfolio of products, specifically with ZYNRELEF and APONVIE. And you mentioned that you will be onboarding some of the Heron team. Just how you think about the size of the overall infrastructure when you come out that builds into the synergies that you guided to by the end of ’27? Thanks.

A - Joseph Todisco “Joe”

All right. Hey, thanks, Jason. I want to be careful to say overlap of prescriber base versus call points. So some of these drugs may be used in the same facility, but may have different specialists or physicians that are actually the ones making the decision to dispense. I -- for now, we’re not going to comment on the exact number of employees, but suffice to say, as I said before, I think a lot of the employees we will onboard will be specific to ZYNRELEF plus some others. And we believe that the synergy number we’ve put out there is achievable, certainly achievable based on the number of employees we plan to onboard.

Q - Jason Butler {BIO 16252082 <GO>}

Great. Thank you.

Operator

And our final question comes from the line of Serge Bellanger with Needham & Company. Your line is open.

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FINAL TRANSCRIPT CorMedix Inc (CRMD US Equity)	2026-11-09

Q - Serge Belanger {BIO 15024362 <GO>}

Hi, good afternoon. Thanks for taking my questions. First one, regarding CINVANTI, are you aware of any other generic filers for the product that are either past the P4 filing? And then secondly, can you just give us an update or an idea of what the IP is around ZYNRELEF and APONVIE?

A - Joseph Todisco “Joe”

And I’m going to start with the second one, and I apologize, I don’t have the patent numbers handy, but it’s certainly something we can share with you, Serge, and we’ll make sure that that’s available. There are a number of Orange Book listed patents that are on ZYNRELEF, and we can get that information too. On CINVANTI, the generic situation there is very well understood. They have patent settlements on both CINVANTI and APONVIE with Mylan, Heron and Baxter that allow for launches in 2032. Fresenius Kabi was the first generic filer on CINVANTI. They lost at the lower court decision. That decision is up on appeal. I think oral arguments were actually last week. And we’ve diligenced that lower court ruling extensively, and we feel good about the thoroughness and the quality of the District Court ruling in that case in favor of Heron.

Operator

Ladies and gentlemen, that concludes the question-and-answer session. Thank you all for joining, and you may now disconnect.

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